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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2003

                         ENCOMPASS SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

            Texas                     1-13565                76-0535259
(State or other jurisdiction        (Commission           (I.R.S. Employer
      of incorporation)             File Number)        Identification No.)

      3 Greenway Plaza, Suite 2000
             Houston, Texas                                   77046
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (713) 860-0100

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

     On April 30, 2003, the registrant filed with the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court") its monthly operating report for March 2003. The monthly operating report is attached as
Exhibit 99.1 to this Current Report on Form 8-K.

     The registrant cautions readers not to place undue reliance upon the information contained in the operating report. The operating report contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the operating report is complete. The registrant also cautions readers to read the cautionary statement contained as part of the operating report. Since the information contained in the operating report is in a form prescribed by the applicable bankruptcy laws, the information is not prepared and presented in accordance with generally accepted accounting principles, and would not necessarily be indicative of the registrant's financial condition or results of operations that would be reflected in consolidated financial statements prepared by the registrant.

     The registrant's Joint Plan of Reorganization and Joint Disclosure Statement were filed with the Bankruptcy Court on March 5, 2003 and copies of both documents were filed with the SEC as exhibits under Item 9 of the Current Report on Form 8-K dated March 5, 2003. As stated in the Form 8-K dated January 31, 2003 and in other documents filed by the registrant with the SEC, the registrant believes that any plan of reorganization confirmed by the Bankruptcy Court will result in the cancellation of all of the debt and equity securities of the registrant for no value.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                Exhibit
----------                 ------------------------------------------
   99.1                    Monthly Operating Report for March 2003.



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                                S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ENCOMPASS SERVICES CORPORATION

Date:  May 13, 2003                     By: /s/ Gray H. Muzzy
                                            ------------------------------------
                                            Gray H. Muzzy
                                            Senior Vice President,
                                            General Counsel and Secretary



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                                  EXHIBIT INDEX

Exhibit
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 99.1       Monthly Operating Report for March 2003.

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